Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each being a member of the Board of Directors of Select Comfort Corporation, a Minnesota corporation, do hereby make, nominate and appoint each of WILLIAM R. MCLAUGHLIN, JAMES C. RAABE AND MARK A. KIMBALL, signing singly, to be his or her attorney-in-fact, with full power and authority to sign his or her name to a Registration Statement on Form S-8 relating to Select Comfort Corporation 2010 Omnibus Incentive Plan (the “Registration Statement”), and any and all additional amendments thereto (including without limitation additional post-effective amendments to register or de-register shares), provided that the Registration Statement, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 4th day of June, 2010.

Signature

/s/ Ervin R. Shames
Ervin R. Shames

/s/ Stephen L. Gulis, Jr.
Stephen L. Gulis, Jr.

/s/ Christopher P. Kirchen
Christopher P. Kirchen

/s/ David T. Kollat
David T. Kollat

/s/ Brenda J. Lauderback
Brenda J. Lauderback

/s/ Michael A. Peel
Michael A. Peel

/s/ Jean-Michel Valette
Jean-Michel Valette